UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2005

HOME INTERIORS & GIFTS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	333-62021	75-0981828
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
1649 Frankford Road West
Carrollton, Texas 75007-4605
(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: (972) 695-1000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On June 20, 2005, Home Interiors & Gifts, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Keith S. Krzeminski pursuant to which Mr. Krzeminski has agreed to serve as the Senior Vice President of Finance and Chief Financial Officer of the Company. The terms of the Employment Agreement are described below under Item 5.02, which description is incorporated by reference in its entirety into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On June 15, 2005, the Company borrowed $15.0 million under its $50 million, five-year revolving credit facility with Bear Stearns Corporate Lending Inc., as syndication agent, JPMorgan Chase Bank, as administrative agent, and the several lenders from time to time parties thereto (the “Credit Facility”) for working capital purposes. After giving effect to the borrowing on June 15, 2005, and a borrowing on June 3, 2005 of $10.0 million for working capital purposes, the Company had a total of $25.0 million in revolving loans outstanding under the Credit Facility. The outstanding revolving loans accrue interest at the Alternate Base Rate (as defined in the Credit Facility agreement), plus an applicable margin, and are subject to adjustments as set forth in the Credit Facility agreement.

     The Credit Facility agreement was filed with the Securities and Exchange Commission as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on April 2, 2004. An amendment to the Credit Facility agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 9, 2004. Additional material terms of the Credit Facility are as set forth in the description of the Credit Facility included in the Company’s Form 10-K for the fiscal year ended December 31, 2004 and are incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Resignation of Chief Financial Officer. Mr. Krzeminski is replacing Kenneth J. Cichocki, who as previously announced agreed to resign his positions as Senior Vice President of Finance, Chief Financial Officer and Secretary of the Company and his positions with the subsidiaries of the Company pursuant to the terms of that certain letter agreement, dated March 4, 2005, between the Company and Mr. Cichocki (previously filed on Current Report on Form 8-K, dated March 10, 2005). Mr. Cichocki’s resignation will be effective as of June 20, 2005.

     Appointment of New Chief Financial Officer. On June 20, 2005, the Company issued a press release regarding Keith Krzeminski’s appointment as the Senior Vice President of Finance and Chief Financial Officer of the Company, a copy of which is attached hereto as Exhibit 99.1.

     In addition, on June 20, 2005, the Company entered into the Employment Agreement with Mr. Krzeminski pursuant to which Mr. Krzeminski has agreed to serve as the Senior Vice President of Finance and Chief Financial Officer of the Company. The initial term of the

Employment Agreement continues until December 31, 2006, and Mr. Krzeminski’s employment will be extended for successive one-year terms unless either party gives 120-day advance notice not to extend employment.

     The Employment Agreement provides for (i) an initial base salary of $325,000 (subject to increases as determined by the board of directors), (ii) eligibility to receive a bonus under the Company’s Key Employee Bonus Plan applicable to senior executives in an amount up to 50% of Mr. Krzeminski’s annual base salary, promptly following delivery to the board of directors of audited financial statements of the Company for the fiscal year for which the annual bonus is earned or awarded and (iii) eligibility to receive a discretionary annual bonus of 30% of his base salary, as determined by the Company’s chief executive officer, based upon the achievement of certain objective and/or subjective goals. For the fiscal year ending December 31, 2005, Mr. Krzeminski will receive a minimum annual bonus under the Key Employee Bonus Plan of $50,000, and his discretionary bonus will be based upon his annual base salary as if he were an employee of the Company as of January 1, 2005. In addition, Mr. Krzeminski is entitled to (i) participate in all incentive, savings, retirement and healthcare plans, (ii) reimbursement for all reasonable employment expenses incurred on behalf of the Company and in performance of his duties and (iii) lease of a vehicle with such monthly lease, fuel, maintenance and insurance costs as are reasonable and customary for other similarly situated executives of the Company.

     In the event Mr. Krzeminski’s employment is terminated other than for Cause, his Employment Agreement is not renewed or in the event Mr. Krzeminski resigns for Good Reason (as such terms are defined in the Employment Agreement), Mr. Krzeminski is entitled to a lump sum payment in cash of (i) his accrued and unpaid salary and bonus through the date of termination, (ii) any amount arising from his participation in any investment plans, payable in accordance with the terms of such investment plans and (iii) severance pay equal to 24 months of his then effective base salary.

     If Mr. Krzeminski’s employment is terminated by the Company for Cause or by Mr. Krzeminski other than for Good Reason, or if Mr. Krzeminski’s employment is terminated by reason of his death or disability, the Company shall have no further payment obligations other than for payment of any accrued and unpaid salary, benefits under investment plans and bonus.

     Following a Change of Control, if Mr. Krzeminski’s employment (i) is terminated other than for Cause or other than in connection with his death or disability, (ii) his Employment Agreement is not renewed or (iii) in the event Mr. Krzeminski resigns for Good Reason (as such terms are defined in the Employment Agreement), Mr. Krzeminski is entitled to (a) all accrued benefits, (b) a severance payment equal to 24 months of his then effective base salary, (c) his accrued bonus, payable at such time as such annual bonus otherwise would be payable and (d) for a period of 12 months following his termination, payment of all medical, dental and vision insurance costs for Mr. Krzeminski and his family.

     The Employment Agreement provides for a one-year non-competition and non-solicitation requirement after Mr. Krzeminski’s employment with the Company is terminated.

     This description of the material terms of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Employment and Non-competition Agreement, dated June 20, 2005, between Home Interiors & Gifts, Inc. and Keith S. Krzeminski.

99.1	Press Release, dated June 20, 2005, relating to the appointment of Keith Krzeminski.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME INTERIORS & GIFTS, INC.

Date: June 20, 2005	By:	/s/ MICHAEL D. LOHNER

	Name:	Michael D. Lohner
	Title:	President and Chief Executive Officer

5